UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35212	27-1347616
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

(212) 867-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PPSI	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 31, 2024, the Audit Committee (the “Committee”) of the Board of Directors of Pioneer Power Solutions, Inc. (the “Company”) concluded that the Company’s previously issued (i) consolidated financial statements as of and for the year ended December 31, 2022 included in its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Period”) and (ii) unaudited condensed consolidated financial statements for the quarters ended March 31, 2022 through September 30, 2023 included in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023 (the “Interim Periods”, which, together with the Annual Period, the “Affected Periods”) should no longer be relied upon due to errors in such consolidated financial statements.

During 2022 and 2023, the Company recognized revenues associated with customer contracts with performance obligations satisfied over time (“Over Time Contracts”) using labor hours as the measure of progress. The Company’s underlying estimates of total labor hours required to complete Over Time Contracts were materially different from the actual labor hours required, which was determined to represent an error, and, as a result, the percentage of completion used to recognize revenue in the Affected Periods is materially different from the percentage of completion using actual labor hours incurred. As a result, the Company plans to restate revenues during the Affected Periods to adjust the percentage of completion based upon the actual labor hours incurred to complete each Over Time Contract (the “Revenues Adjustment”).

Additionally, it has since been determined that costs from Over Time Contracts should be expensed as incurred and, as a result, the Company plans to record an adjustment to its consolidated financial statements during the Affected Periods (together with the Revenues Adjustment, the “Adjustments”). As a result of this error, the Adjustments result in the recognition of cost of revenues in the Affected Periods for which the recognition of a portion of the corresponding revenues have been deferred to future periods. For those Over Time Contracts that have been completed by the Company during the Affected Periods, the Adjustments have the effect of derecognizing amounts in one period and recognizing corresponding amounts in another period within the Affected Periods.

Accordingly, the Company intends to restate the consolidated financial statements of the Affected Periods (the “Restatement”) in its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), as soon as reasonably practicable. The impact of the Restatement on the Interim Periods will be summarized in the 2023 Form 10-K, and the Company does not intend to amend its previously issued Form 10-Qs for such Interim Periods.

The Company’s management and the Committee discussed the matters disclosed in this Item 4.02(a) with Marcum LLP, the Company’s independent accounting registered public firm.

The information in this Item 4.02 is furnished solely pursuant to Item 4.02. Consequently, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Moreover, the information in this Item 4.02 shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Forward-Looking Statements

Certain statements made in this report constitute forward-looking statements within the meaning of the federal securities laws. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements. For example, forward-looking statements include, without limitation, statements regarding the Company’s anticipated restatements of financial statements and the filing of the Form 10-K. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and are subject to risks described from time to time in the Company’s periodic filings with the SEC. The forward-looking statements included in this report are made only as of the date of this report, and, unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: June 6, 2024	By:	/s/ Walter Michalec
	Name:	Walter Michalec
	Title:	Chief Financial Officer